UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2011

Diversified Global Holdings Group, Inc.
(Exact name of registrant as specified in charter)

Florida	000-53524
(State or Other Jurisdiction	(Commission File Number)
of Incorporation)

800 North Magnolia, Suite 105
Orlando, FL	32803
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 843-3344

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.

Effective December 31, 2011, we entered into a Separation and Release Agreement (the “Agreement”), with Dmitriy Sergeev, with regard to his repurchase of our Fregat Ltd. (a Russian limited company) subsidiary.  Under the Agreement, we agreed to resell to Mr. Sergeev the Fregat Ltd. subsidiary (of which Mr. Sergeev was the original owner) for 203,698 shares of our common stock, the original purchase price for the subsidiary, such shares to be retransferred to us by Mr. Sergeev.

The closing of the sale of Fregat Ltd. to Mr. Sergeev was completed effective December 31, 2011.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.16	Separation and Release Agreement, dated as of December 31, 2011, between the Company and Dmitriy Sergeev, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED GLOBAL HOLDINGS GROUP, INC.

Date: January 5, 2012
                                           By: /s/ Richard Lloyd
                                           Richard Lloyd
                                           Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.16	Separation and Release Agreement, dated as of December 31, 2011, between the Company and Dmitriy Sergeev.